Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the historical consolidated financial statements and notes thereto of CatchMark Timber Trust, Inc. (“CatchMark”) included in its annual report filed on Form 10-K for the year ended December 31, 2017 and its quarterly report on Form 10-Q for the three months ended March 31, 2018 and the historical combined carve-out financial statements of Crown Pine Timber 1, L.P. and affiliated entities (“Crown Pine”) which are contained in the current report filed on Form 8-K that contains these unaudited pro forma condensed consolidated financial statements.

On May 14, 2018, CatchMark Timber Operating Partnership, L.P, our wholly owned subsidiary, entered into a letter agreement (the “CTT Equity Commitment Letter”) providing for a $227.5 million equity investment in Creek Pine Holdings, LLC (“Holdings”), to be funded using a combination of cash-on-hand and borrowings under our credit facility (the “Investment”). Also on that date, Holdings entered into letter agreements with affiliates of BTG Pactual Timberland Investment Group, Highland Capital Management, Medley Capital LLC and other equity investors (collectively, the “Outside Investors”) providing for aggregate investments of $665 million before deducting original issuance discounts by the Outside Investors into Holdings in connection with the establishment of a joint venture, TexMark Timber Treasury (“Triple T Timberlands”).

The purpose of Triple T Timberlands is to complete the transactions contemplated by the Crown Pine Purchase Agreement (“Crown Pine Purchase Agreement”) by and among Holdings, Crown Pine, Crown Pine Parent, L.P., Crown Pine REIT, Inc. and GPT1 LLC. The Crown Pine Purchase Agreement provides for the acquisition by Holdings of all of the outstanding partnership interests in Crown Pine for approximately $1.39 billion in cash (the “Acquisition”), subject to certain adjustments. Crown Pine and its subsidiaries are the fee simple owners of 1,099,875 gross acres of fee simple lands located in Southeast Texas.

The purchase price will be financed through the proceeds of the equity contributions to Holdings described above and up to a $650 million, seven-year term loan to be made pursuant to the terms and conditions of a debt commitment letter, dated May 14, 2018 between Holdings and CoBank ACB. Borrowings under the term loan will bear interest at a floating rate equal to LIBOR or a base rate, plus a margin determined based upon a loan-to-value ratio and will be secured by all of the assets of Triple T Timberlands and Crown Pine.

In connection with the establishment of Triple T Timberlands, an indirect subsidiary of CatchMark is expected to enter into an asset management agreement, pursuant to which such CatchMark subsidiary will receive an initial asset management fee equal to approximately 1.1% of the purchase price for the Acquisition multiplied by the Outside Investor’s relative equity percentage. The fee is subject to step-down if certain return thresholds are not met with respect to the Outside Investors.

The following unaudited pro forma condensed consolidated financial statements give effect to the Investment and related financings as if they had been completed on March 31, 2018 with respect to the pro forma consolidated balance sheet and as of January 1, 2017 with respect to the pro forma consolidated statement of operations. Pro forma adjustments are included only to the extent they are factually supportable and, with respect to the unaudited pro forma consolidated statement of operations, expected to have a continuing impact on the results of operations of CatchMark.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2017 and the three months ended March 31, 2018 have been developed from CatchMark’s historical consolidated statement of operations for such year and three-month period and Crown Pine’s historical combined carve-out statement of operations for such year and three-month period. The unaudited pro forma consolidated balance sheet has been developed from CatchMark’s historical consolidated balance sheet as of March 31, 2018 and Crown Pine’s historical combined carve-out balance sheet as of March 31, 2018.

The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of what CatchMark’s actual financial position or results of operations would have been had the Investment and related financings been completed on the dates indicated above. In addition, the following unaudited pro forma condensed consolidated financial statements do not purport to project the future financial position or results of operations of CatchMark. A number of factors may affect our results. See the specific factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017.

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2018

(in thousands, except for per-share amounts)

	CatchMark Historical (1)	Crown Pine Historical (2)	Investment Adjustments		CatchMark Pro Forma Total
Assets:
Cash and cash equivalents	$8,087	$—	$(7,700)	A	$387
Accounts receivable	2,576	10,472	(10,472)	B	2,576
Prepaid expenses and other assets	10,342	4,243	(6,561)	C	8,024
Deferred financing costs	389	—	—		389
Timber assets
Timber and timberlands, net	701,836	1,583,105	(1,583,105)	B	701,836
Intangible lease assets, less accumulated amortization	15	—	—		15
Investment in unconsolidated joint ventures	11,311	—	147,522	D	158,833

Total assets	$734,556	$1,597,820	$(1,460,316)		$872,060

Liabilities:
Accounts payable and accrued expenses	$5,887	$4,628	$(4,628)	B	$5,887
Other liabilities	1,919	10,995	(10,995)	B	1,919
Notes payable and lines of credit, less net deferred financing costs	262,765	—	219,800	E	482,565

Total liabilities	270,571	15,623	204,177		490,371

Commitments and Contingencies	—	—	—		—

Stockholders’ Equity
Class A common stock, $0.01 par value: 900,000 shares authorized; 49,129 and 49,129 shares issued and outstanding, historical and pro forma, respectively (3)	491	—	—		491
Partners’ capital	—	1,582,197	(1,582,197)	B	—
Additional paid-in capital	730,039	—	—		730,039
Accumulated deficit and distributions	(270,852)	—	(82,296)	F	(353,148)
Accumulated other comprehensive income	4,307	—	—		4,307

Total stockholders’ equity	463,985	1,582,197	(1,664,493)		381,689

Total liabilities and stockholders’ equity	$734,556	$1,597,820	$(1,460,316)		$872,060

See accompanying notes.

(1)	Historical financial information of CatchMark is derived from its Quarterly Report filed on Form 10-Q for the three months ended March 31, 2018.
(2)	Historical financial information of Crown Pine has been derived from the combined carved-out financial statements of Crown Pine Timber 1, L.P. and affiliated entities for the three months ended March 31, 2018. Certain Crown Pine amounts have been reclassified to conform to CatchMark’s financial statement presentation.
(3)	Historical and pro forma shares issued and outstanding represent CatchMark common stock as of March 31, 2018 as filed in its Quarterly Report on Form 10-Q.

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

(in thousands, except for per-share amounts)

			Pro Forma Adjustments
	CatchMark Historical (1)	Crown Pine Historical (2)	Investment		Other		CatchMark Pro Forma Total
Revenues:
Timber sales	$18,653	$19,254	$(19,254)	B	$—		$18,653
Timberland sales	4,252	—	—		—		4,252
Management fee	—	—	3,888	G	—		3,888
Other revenues	1,199	6,822	(6,822)	B	—		1,199

	24,104	26,076	(22,188)		—		27,992
Expenses:
Contract logging and hauling costs	8,582	—	—		—		8,582
Cost of logs harvested	—	14,324	(14,324)	B	—		—
Depletion	7,062	3,594	(3,594)	B	—		7,062
Cost of timberland sales	3,147	—	—		—		3,147
Forestry management expenses	1,830	2,941	(2,941)	B	—		1,830
General and adminstrative expenses	2,945	3,320	(3,320)	B	—		2,945
Land rent expense	161	—	—		—		161
Other operating expenses	1,396	—	—		—		1,396

	25,123	24,179	(24,179)		—		25,123
Operating income (loss)	(1,019)	1,897	1,991		—		2,869

Other income (expense)
Interest income	64	—	—		—		64
Interest expense	(4,251)	—	(2,784)	H	521	J	(6,514)

	(4,187)	—	(2,784)		521		(6,450)

Gain on disposal of timber, timberland, and equipment	—	263	(263)	B	—		—
Net income (loss) before unconsolidated joint ventures	(5,206)	2,160	(1,056)		521		(3,581)
Income from unconsolidated joint ventures	1,821	—	—	I	—		1,821

Net income (loss)	$(3,385)	$2,160	$(1,056)		$521		$(1,760)

Weighted-average common shares outstanding - basic and diluted	44,380					K	49,129
Net loss per share - basic and diluted	$(0.08)						$(0.04)

See accompanying notes.

(1)	Historical financial information of CatchMark is derived from its Quarterly Report filed on Form 10-Q for the three months ended March 31, 2018.
(2)	Historical financial information of Crown Pine has been derived from the combined carved-out financial statements of Crown Pine Timber 1, L.P. and affiliated entities. Certain Crown Pine amounts have been reclassified to conform to CatchMark’s financial statement presentation.

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(in thousands, except for per-share amounts)

			Pro Forma Adjustments
	CatchMark Historical (1)	Crown Pine Historical (2)	Investment		Other		CatchMark Pro Forma Total
Revenues:
Timber sales	$71,353	$82,556	$(82,556)	B	$—		$71,353
Timberland sales	14,768	—	—		—		14,768
Management fee	—	—	11,665	G	—		11,665
Other revenues	5,174	15,659	(15,659)	B	—		5,174

	91,295	98,215	(86,550)		—		102,960
Expenses:
Contract logging and hauling costs	31,108	—	—		—		31,108
Cost of logs harvested	—	60,813	(60,813)	B	—		—
Depletion	29,035	17,132	(17,132)	B	—		29,035
Cost of timberland sales	10,423	—	—		—		10,423
Forestry management expenses	6,758	6,259	(6,259)	B	—		6,758
General and adminstrative expenses	11,660	13,855	(13,855)	B	—		11,660
Land rent expense	621	—	—		—		621
Other operating expenses	5,264	—	—		—		5,264

	94,869	98,059	(98,059)		—		94,869
Operating income (loss)	(3,574)	156	11,509		—		8,091

Other income (expense)
Interest income	113	—	—		—		113
Interest expense	(11,187)	—	(8,352)	H	700	J	(18,839)

	(11,074)	—	(8,352)		700		(18,726)
Gain on disposal of timber, timberland, and equipment	—	265	(265)	B	—		—

Net income (loss) before unconsolidated joint ventures	(14,648)	421	2,892		700		(10,635)
Income (loss) from unconsolidated joint ventures	1,138	—	(229,818)	I	—		(228,680)

Net income (loss)	$(13,510)	$421	$(226,927)		$700		$(239,315)

Weighted-average common shares outstanding - basic and diluted	39,751					K	49,175

Net loss per share - basic and diluted	$(0.34)						$(4.87)

See accompanying notes.

(1)	Historical financial information of CatchMark is derived from its Annual Report filed on Form 10-K for the year ended December 31, 2017.
(2)	Historical financial information of Crown Pine has been derived from the audited combined carved-out financial statements of Crown Pine Timber 1, L.P. and affiliated entities. Certain Crown Pine amounts have been reclassified to conform to CatchMark’s financial statement presentation.

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands unless otherwise noted)

Adjustments to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma consolidated balance sheet as of March 31, 2018 and the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 reflect the following adjustments:

A.	Cash and Cash Equivalents

Represents cash on-hand used by CatchMark to partially fund the Investment, which in turn will be used by Triple T Timberlands to pay a portion of the $1.38 billion purchase price for the Acquisition.

B.	Various – Investment Adjustments

Represents the elimination of historical balances of Crown Pine as CatchMark accounts for the Investment using the equity method of accounting. See note D for additional information on the equity method and CatchMark’s Investment in Unconsolidated Joint Ventures.

C.	Prepaid Expenses and Other Assets

Represents the elimination of the historical balance of Crown Pine ($4.2 million) plus the reclassification of deferred joint venture pursuit costs incurred by CatchMark to its investment in unconsolidated joint ventures ($2.3 million).

D.	Investment in Unconsolidated Joint Ventures

For joint ventures that it does not control but exercises significant influence, CatchMark uses the equity method of accounting. Under the equity method, the investment in a joint venture is recorded at cost and adjusted for equity in earnings and cash contributions and distributions. Income or loss and cash distributions from an unconsolidated joint venture are allocated according to the provisions of the respective joint venture agreement, which may be different from its stated ownership percentage. CatchMark’s equity in earnings (losses) of the unconsolidated Triple T Timberlands joint venture is determined using the hypothetical liquidation-at-book value (“HLBV”) method.

The pro forma adjustment represents the book basis of CatchMark’s investment in the unconsolidated Triple T Timberlands joint venture assuming an initial $227.5 million contribution and its pro forma equity in earnings (losses) for the three months ended March 31, 2018 determined using HLBV. The following table summarizes the pro forma adjustments made to Investment in Unconsolidated Joint Ventures related to the Investment as of March 31, 2018 (in thousands):

As of March 31, 2018
Beginning Balance	$—
Contribution to Triple T Timberlands	227,500
Capitalized Transaction Costs	2,318
Equity in Earnings of Triple T Timberlands	(82,296)
Distributions from Triple T Timberlands	—

Ending Balance, Pro Forma Adjustment	$147,522

See note F for additional information on the determination of CatchMark’s equity in earnings (losses) of the unconsolidated Triple T Timberlands joint venture.

E.	Notes Payable and Lines of Credit

Represents borrowings from CatchMark’s credit facilities used to partially fund the Investment, which in turn will be contributed to and used by Triple T Timberlands to pay a portion of the $1.38 billion purchase price for the Acquisition.

F.	Accumulated Deficit and Distributions

Represents CatchMark’s equity in earnings (losses) of the unconsolidated Triple T Timberlands joint venture determined using HLBV as if the Investment and Acquisition had been completed on March 31, 2018, the date of the unaudited pro forma consolidated balance sheet. CatchMark’s pro forma equity in earnings (losses) of Triple T Timberlands determined using HLBV results primarily from distribution preferences and transaction costs incurred by Triple T Timberlands in the period of Acquisition and are not consistent with the historical results of operations of Crown Pine. The following table summarizes the pro forma adjustment made to Accumulated Deficit and Distributions related to the Investment as of March 31, 2018 (in thousands):

As of March 31, 2018
Book Value of Triple T Timberlands	$1,435,022
Repayment of Triple T Timberlands Debt	(622,500)
Return of Capital - Outside Investors	(665,000)

Residual Equity Balance	147,522
CatchMark Investment in Triple T Timberlands	229,818

CatchMark Equity in Earnings of Triple T Timberlands, Pro Forma Adjustment	$(82,296)

G.	Management Fee Revenue

Represents management fee revenue in the amount of approximately 1.1% of the purchase price of the Acquisition multiplied by the Outside Investors’ relative equity percentage.

H.	Interest Expense – Investment

Represents interest expense on proceeds drawn from credit facilities of CatchMark to partially fund the Investment, which in turn will be contributed to and used by Triple T Timberlands to pay a portion of the $1.38 billion purchase price for the Acquisition. CatchMark’s credit facilities bear interest at London Interbank Offered Rate, or LIBOR, plus a spread of 1.50% to 2.20%, depending on loan-to-value ratio, as defined per the credit agreements. For purposes of pro forma adjustments, such borrowings bore interest at a weighted-average variable rate of approximately 3.63% and 3.09% for the three months ended March 31, 2018 and the year ended December 31, 2017, respectively. A 1.0% change in interest rates would result in a change in interest expense of approximately $0.5 million and $2.2 million for the three months ended March 31, 2018 and the year ended December 31, 2017, respectively.

I.	Income (Loss) from Unconsolidated Joint Ventures

Represents CatchMark’s income (loss) from unconsolidated joint ventures based on its equity in earnings (losses) of the unconsolidated Triple T Timberlands joint venture determined using HLBV as if the Investment and Acquisition had been completed on January 1, 2017. CatchMark’s pro forma equity in earnings (losses) of Triple T Timberlands determined using HLBV results primarily from distribution preferences and transaction costs incurred by Triple T Timberlands in the period of Acquisition and are not consistent with the historical results of operations of Crown Pine. The following table summarizes the pro forma adjustment made to Income from Unconsolidated Joint Ventures for the three months ended March 31, 2018 and the year ended December 31, 2017 (in thousands):

	For the Three Months Ended March 31, 2018	For the Year Ended December 31, 2017
Book Value of Triple T Timberlands	$1,335,151	$1,337,032
Repayment of Triple T Timberlands Debt	(622,500)	(622,500)
Preferred Return Distribution - Outside Investors	(74,838)	(56,353)
Return of Capital - Outside Investors	(637,813)	(658,179)

Residual Equity Balance in Triple T Timberlands	$—	$—
CatchMark Investment in Triple T Timberlands	—	229,818

CatchMark Equity in Earnings of Triple T Timberlands, Pro Forma Adjustment	$—	$(229,818)

J.	Interest Expense – Other

Represents interest expense savings, net of the associated $1.4 million write-off of deferred financing costs in the year ended December 31, 2017, related to the repayment of $69.0 million of outstanding debt in March 2018 with net proceeds from CatchMark’s public equity offering conducted in March 2018. This debt repayment is reflected in CatchMark’s historical notes payable and lines of credit balance as of March 31, 2018.

K.	Weighted-Average Common Shares Outstanding – Basic and Diluted

Pro forma weighted-average common shares outstanding – basic and diluted represent the number of shares outstanding at the end of the period as if they were issued and outstanding during the entire period after giving effect to CatchMark’s public equity offering conducted in March 2018.